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                          DREW INDUSTRIES INCORPORATED
                        OFFER TO PURCHASE FOR CASH UP TO
                       500,000 SHARES OF ITS COMMON STOCK

    THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MAY 31, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                     May 1, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated May 1, 2000 (the "Offer to Purchase") and the related letter of transmittal ("Letter of Transmittal") (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Drew Industries Incorporated, a Delaware corporation (the "Company"), to purchase up to 500,000 shares (or such lesser number of shares as are properly tendered) of its common stock, par value $.01 per share ("Shares"), at the price of $8.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth herein and in the Offer.

     The Company will, upon the terms and subject to the conditions of the Offer, pay $8.00 per Share, net to the seller in cash, without interest thereon ("Purchase Price"), for Shares properly tendered and not withdrawn. All Shares acquired in the Offer will be acquired at the Purchase Price. The Company is offering to purchase up to 500,000 Shares. In the event that more than 500,000 Shares are properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not properly withdrawn, the Company will accept Shares for payment on a pro rata basis upon the terms and subject to the conditions of the Offer. The Company will purchase all Shares from any person who owns fewer than 100 Shares (an "Odd Lot Holder"), as described below. Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares. The Company reserves the right in its sole discretion, but is not obligated, to accept for payment more than 500,000 Shares pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 500,000 Shares are validly tendered and not withdrawn, the Company shall buy Shares first from any person who owned beneficially or of record as of the close of business on April 28, 2000, and who continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and so certifies in the appropriate place in the attached Instruction Form (and, if applicable, on a Notice of Guaranteed Delivery), who validly tender all their Shares, and then, on a pro rata basis from all other shareholders who validly tender Shares (and do not withdraw such Shares prior to the Expiration Date).

     A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.

     Please note the following:

          1. Shares may be tendered at $8.00 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

          2. The priority in which Shares will be purchased in the event of proration may be designated.

          3. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, May 31, 2000, unless the Offer is extended.

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          5. The Offer is for up to 500,000 Shares, constituting approximately
     4.5% of the Shares outstanding as of April 28, 2000.

          6. The Board of Directors of the Company has approved the Offer. However, neither the Company nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Each stockholder must make the decision whether to tender such stockholder's Shares and, if so, how many Shares to tender.

          7. Tendering stockholders will not be obligated to pay any brokerage fees or commissions or solicitations fees to the Depositary, the Information Agent or the Company. If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

     PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     As described in the Offer to Purchase, if more than 500,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares as set forth below:

     1. First, all Shares validly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

          a. Tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

          b. Completes the box captioned "Odd Lots" in the attached Instruction Form (and, if applicable, on the Notice of Guaranteed Delivery); and

     2. Second, after purchase of all of the foregoing Shares, all other Shares validly tendered and not withdrawn prior to the Expiration Date, on a pro rata basis as described in the Offer Purchase.

     The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

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                                INSTRUCTION FORM
                       INSTRUCTION FOR TENDER OF SHARES OF
                          DREW INDUSTRIES INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 1, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Drew Industries Incorporated, a Delaware corporation (the "Company"), to purchase up to 500,000 (or such less number of Shares as are validly tendered or such greater number of Shares as the Company may elect to purchase) of its common stock, par value $.01 per share (the "Shares"), at $8.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.

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NUMBER OF SHARES TO BE TENDERED:                      SHARES*
--------------------------------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us in your account are to be tendered.

/ / By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on April 28, 2000 and continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

/ / Indicate in this box the order (by certificate number) in which Shares are to be purchased in event of proration. (Attach additional list if necessary.)* See Instruction 8 to the Letter of Transmittal.

     Shares: _______ 1st: ______ 2nd: ______ 3rd: _______ 4th:

* If you do not designate an order, in the event less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 7 to the Letter of Transmittal.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                    SIGN HERE

     Signature(s):_______________________________________________________

     (Print Name(s)): ___________________________________________________

     (Print Address(s)): ________________________________________________

     (Area Code and Telephone Number): __________________________________

     (Taxpayer Identification or Social Security Number(s)): ____________

     Date: ______________________________________________________________

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